                                                                     Exhibit 5.1


                               HALE AND DORR LLP
                               COUNSELLORS AT LAW

                                  haledorr.com
                       60 STATE STREET O BOSTON, MA 02109
                         617-526-6000 O FAX 617-526-5000




                                                September 24, 2001


NEON Communications, Inc.
2200 West Park Drive
Westborough, Massachusetts 01581

         REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

         This opinion is furnished to you in connection with a Registration Statement on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), for the registration of an aggregate of 10,316,650 shares of Common Stock, $0.01 par value per share, of NEON Communications, Inc., a Delaware corporation (the "Company") of which (i) 8,185,507 shares (the "Note Shares") are issuable (a) upon conversion of the 18% Subordinated Convertible Note Due 2008 issued by the Company to Exelon Enterprises Management, Inc. ("Exelon") and which was subsequently transferred to ECP Telecommunications Holdings, LLC ("ECP") and the 18% Subordinated Convertible Note Due 2008 issued by the Company to Mode 1 Communications, Inc. ("Mode 1") (collectively, the "Notes") and (b) in lieu of interest payments under the Notes through August 15, 2004 and (ii) 2,131,143 shares were issued to Exelon on September 14, 2000 and subsequently transferred to ECP (the "ECP Shares" and together with the Note Shares, the "Shares"), pursuant to the terms of a Subscription Agreement, dated as of November 23, 1999 between the Company and ECP (the "Subscription Agreement"). All of the Shares are being registered on behalf of Mode 1 and ECP.

         We are acting as counsel for the Company in connection with the registration for resale of the Shares. We have examined and relied on:

         1. an executed copy of the Registration Statement to be filed with the Commission;

         2.   an executed copy of the Notes;

         3.   an executed copy of the Subscription Agreement;

         4. the Restated Certificate of Incorporation of the Company, as amended;

         5.   the By-Laws of the Company; and

         6. the minutes of the meetings and written consents of the Board of Directors of the Company.



BOSTON  LONDON* MUNICH* NEW YORK  OXFORD* PRINCETON  RESTON  WALTHAM  WASHINGTON
--------------------------------------------------------------------------------
HALE AND DORR LLP IS A MASSACHUSETTS LIMITED LIABILITY PARTNERSHIP AND INCLUDES
       PROFESSIONAL CORPORATIONS * AN INDEPENDENT JOINT VENTURE LAW FIRM

September 24, 2001
Page 2


         In addition, we have examined and relied on the originals or copies certified or otherwise identified to our satisfaction of such other records, documents and instruments of the Company as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

         In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

         Our opinion in clause (i) below, insofar as it relates to the ECP Shares being fully paid, is based solely on a certificate of the Chief Financial Officer of the Company confirming the Company's receipt of the consideration called for by the applicable resolutions authorizing the issuance of such shares.

         We assume that the appropriate action will be taken, prior to the offer and sale of the Shares, to register and qualify the Shares for sale under all applicable state securities or "blue sky" laws.

         We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the Commonwealth of Massachusetts, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

          Based upon and subject to the foregoing, we are of the opinion that:

          (i) the ECP Shares have been duly authorized and validly issued and are fully paid and nonassessable; and

         (ii) the Note Shares have been duly authorized, and upon conversion of the Notes and the interest payable thereunder in accordance with the terms thereof, will be validly issued, fully paid and nonassessable.

         It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

         Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related prospectus under the caption "Legal Matters." In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                                              Very truly yours,

                                              /s/ Hale and Dorr LLP

                                              HALE AND DORR LLP